ASSET PURCHASE AGREEMENT

           This Asset Purchase Agreement is made and entered into as of August 29, 1997, by and between MEDBROOK CORP., a Florida corporation ("Medbrook"), and TITAN HEALTHCARE, INC., ("Purchaser").

                                 P R E A M B L E

           Medbrook owns and operates several physical and rehabilitation therapy clinics in North Florida and South Georgia. In addition, Medbrook manages the practice of several physicians. Purchaser desires to purchase certain of Medbrook's assets upon the terms and conditions set forth below.

           ACCORDINGLY, the parties hereto agree as follows:

                                   ARTICLE 1.
                           Sale and Purchase of Assets

           Section 1.1 Sale of Assets by Medbrook. Subject to the terms and conditions of this Agreement, effective August 31, 1997 (the "Effective Date"), for the consideration set forth in Section 1.4 below, Medbrook shall sell, transfer, assign and convey to Purchaser, and Purchaser shall purchase from Medbrook, all of the assets of Medbrook at the following locations (the "Clinics"):

                                Moultrie Physical Therapy
                                713 S. Main Street
                                Moultrie, GA  31768

                                Medbrook Rehab of PC
                                4 Office Park Drive #4
                                Palm Coast, Florida  32137

                                Medbrook Rehab of Ormond
                                1275 W. Granada Blvd.
                                Ormond Beach, Florida

                                Medbrook Rehab of Daytona
                                1480 International Speedway
                                Daytona Beach, Florida  32114

           Such assets purchased shall include the following (herein referred to as the "Assets"):

                       (a) Equipment.   All  of  the   furniture,   furnishings,
                           computer hardware and software, and equipment of Medbrook at the Clinics, as more fully described on
                           Schedule 1.1(b) (the "Equipment").

                       (b) Leasehold  improvements.  All Leasehold  improvements
                           owned by Medbrook at the Clinics, as more fully described on Schedule 1.1(c) (collectively, the "Leasehold Improvements").

                       (c) Accounts  Receivable.  All accounts receivable of the
                           Clinics outstanding on the date of Closing. A detailed listing of such accounts receivable (as of June 30, 1997) is described on Schedule 1.1(d) (the "Accounts Receivable"). Medbrook hereby agrees to sell all accounts receivable notwithstanding the fact that Schedule 1.1(d) is only current through June 30, 1997.

                       (d) Name.  Use of the name  "Medbrook"  as  described  in
                           Article 8 below.

                       (e) Telephone  Numbers.  The telephone numbers of each of
                           the Clinics (the "Telephone Numbers").

                       (f) Contracts.   All  of  Medbrook's  right,   title  and
                           interest in and to contracts for services entered into by Medbrook, as more fully described in Exhibit 1.1(g) hereof (the "Contracts").

                       (g) Deposits.  All  deposits  owned by  Medbrook  for any
                           equipment purchases, leases, or otherwise, except as otherwise specified herein.

                       (h) Patient Charts and Records. All charts and records of
                           Medbrook's patients who were treated at the Clinics.

           Section 1.2 Excluded Assets. Purchaser shall purchase only the Assets listed above. Specifically excluded from the Assets, among other things, shall be the following:

                      (a) All cash and cash equivalents owned by Medbrook on the
                          Effective Date.

                      (b) All prepaid Assets, including insurance and rent.

                      (c) All  intangible  Assets  of  Medbrook,   except  those
                          intangible Assets specifically included in the Assets in paragraph 1.1 above.

                      (d) Medbrook's  deposit  with  Paychex,  a staff  leasing
                          company, in the amount of $15,000.

           Section 1.3 Liabilities. Purchaser shall not assume any liabilities of Medbrook or of the Clinics except for the following:

                       (a)Leases.    Purchaser    shall   assume   the   ongoing
                          obligations  with  respect the leases  (the  "Leases")
                          including, but not limited to, office space, equipment, and computer maintenance, including any obligations to make monthly rent or lease payments, all as more specifically described in Exhibit 1.3(a) attached hereto.

                       (b)Contracts.   Purchaser   shall   assume  the   ongoing
                          obligations with respect the Contracts and shall fulfill all obligations and responsibilities under the Contracts.

                       (c)Accounts Payable.  Purchaser shall assume all accounts
                          payable of Medbrook on the Closing Date. A detailed listing of such accounts payable (as of June 30, 1997) is described in Schedule 1.3(c) attached hereto. Purchaser hereby agrees to assume all accounts payable of Medbrook, as of the Effective Date, notwithstanding the fact that Schedule 1.3(c) is only current through June 30, 1997.

                       (d)Telephone  Numbers.  Purchaser  shall  assume  ongoing
                          bills and obligations with respect to the Telephone Numbers, including any expenses associated with yellow page or other telephone book advertising that arise after the Effective Date.

                       (e)Payroll   Liabilities.   Purchaser  shall  assume  all
                          payroll liability of Medbrook from and after Closing, and shall assume all paid time off reserve of Medbrook.

                       (f)Closed  Clinics.  All  obligations  of  Medbrook  with
                          respect to the Medbrook Rehab of Ormond located at 1275 W. Granada Blvd., Ormond Beach, Florida, and Medbrook Rehab of Daytona, located at 1480 International Speedway, Daytona Beach, Florida, including but not limited to, office rent, electricity, and water.

           All liabilities of Medbrook not specifically listed above shall remain the sole responsibility of Medbrook including, without limitation, any payments owed by Medbrook to the former owners of the Clinics.

           Section 1.4 Purchase Price.

                      (a) In  consideration  for  the  transfer  of  the  Assets described in Section 1.1 above, Purchaser shall pay to Medbrook Three Hundred Thirty-five Thousand Dollars ($335,000.00) (the "Purchase Price").

                      (b) The Purchase  Price shall be evidenced by a promissory note with interest occurring on the unpaid principal balance at the rate of ten percent (10%) per annum. The Promissory Note shall be payable in twelve equal monthly payments of principal plus interest in the amount of $29,451.82 on the last day of each month commencing on September 30, 1997 and continuing on the last day of each successive month through August 31, 1998.

                      (c) Payment of the  promissory  note shall be secured by a first security interest in all of the assets of Purchaser, including any assets now existing or hereafter acquired and any proceeds therefrom. The individual owners of Purchaser shall provide personal guarantees to payment of the promissory note.

                      (d) Purchaser  shall  not  sell,   transfer  or  otherwise
                          dispose of any assets of the Purchaser until the promissory note is paid in full except in the ordinary course of business and for fair and adequate consideration unless approved in advance by Medbrook.

                      (e) Medbrook is financing the acquisition of the Assets by
                          Purchaser due to Kim Palmer's affiliation with and ownership of Purchaser. In the event that Kim Palmer either ceases being an owner of Purchaser or ceases controlling the operations of Purchaser, then Medbrook may accelerate all sums due under the promissory note and call all amounts due owing immediately.

           Section 1.5 Closing.

                      (a) The  sale  and  purchase  of the  Assets  contemplated
                          hereunder   shall  take   place  at  a  closing   (the
                          "Closing") to be held at the offices of Rogers, Towers, Bailey, Jones & Gay, P.A., 1301 Riverplace Boulevard, Suite 1500, Jacksonville, Florida on August 29, 1997, or on such date as soon as practicable after or concurrently with the satisfaction or waiver of the conditions set forth in Article 4 hereof (such date being herein referred to as the "Closing Date"). Notwithstanding anything herein to the contrary, the sale and purchase of the Assets shall be effective as of the Effective Date.

                      (b) At the Closing,  Medbrook  shall  deliver to Purchaser
                          (i) duly executed instruments of conveyance, assignment or transfer with respect to the Assets;
                          (ii) the  certificates  required by Section  4.1;  and
                          (iii) such other agreements, instruments, certificates or other documents as Purchaser may reasonably request.

                      (c) At the Closing,  Purchaser  shall  deliver to Medbrook
                          (i) the certificates required by Section 4.2, and (ii) such other agreements, instruments, certificates or other documents as Medbrook may reasonably request.

           Section 1.6 Tail Insurance. Medbrook shall purchase extended ("Tail") malpractice insurance coverage in an appropriate amount to cover Medbrook for malpractice claims asserted for services rendered at the Clinics by Medbrook during the term that Medbrook provided professional services at the Clinics.

                                   ARTICLE 2.
                         Representations and Warranties

           Section 2.1 Representations and Warranties of Medbrook. Medbrook represents and warrants to Purchaser, as of the execution hereof, as follows:

                       (a)Power  and  Authority  of  Medbrook.   Medbrook  is  a
                          corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Medbrook has all requisite power and authority to enter into this Agreement and perform its obligations as contained herein, and this Agreement constitutes the valid and legally binding obligation of Medbrook enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally.

                       (b)No  Conflicts.  The  execution  and  delivery  of this
                          Agreement by Medbrook and the consummation of the transactions contemplated hereby will not violate any provision of any law or violate any term or provision of any order, writ, judgment, injunction or decree of any court or any other governmental department or agency applicable to Medbrook, or conflict with or result in a breach of any of the terms, conditions, or provisions of the Articles of Incorporation, Bylaws or other organizational document of Medbrook, or any agreement to which Medbrook is a party.

                       (c)Title to  Equipment.  Medbrook  has  good,  valid  and
                          marketable title to the Equipment, free and clear of all mortgages, liens, pledges, security interests, and other encumbrances.

                       (d)Broker's Fees. No commission,  fee, or compensation of
                          any kind on account of any services rendered in connection with this Agreement or the transactions contemplated hereby, other than the fees and expenses of counsel for Medbrook, has been contracted for by Medbrook.

                       (e)Legal Compliance.  To the best of Medbrook's knowledge
                          and belief, Medbrook has conducted its business in accordance with all material law and regulations, is not in violation of any material law or material regulation applicable to Medbrook for the operation of its business, and is not in material default with respect to any of its obligations.

                       (f)Officers.  Each of the officers of Medbrook  executing
                          this Agreement and all documents at Closing are and will be duly authorized and empowered to execute such documents on behalf of Medbrook.

           Section 2.2 Representations and Warranties of Purchaser. Purchaser represents and warrants to Medbrook, as of the execution hereof, as follows:

                       (a)Power  and  Authority  of  Purchaser.  Purchaser  is a
                          corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Purchaser has all requisite power and authority to enter into this Agreement and perform its obligations as contained herein and this Agreement constitutes the valid and legally binding obligations of Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally.

                       (b)No  Conflicts.  The  execution  and  delivery  of this
                          Agreement by Purchaser and the consummation of the transactions contemplated hereby will not violate any provision of law or violate any term or provision of any order, writ, judgment, injunction or decree of any court or any other governmental department or agency applicable to Purchaser, or conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation, Bylaws or other organizational documents of Purchaser, or any agreement to which Purchaser is a party.

                       (c)Broker's Fees. No commission,  fee, or compensation of
                          any kind on account of any services rendered in connection with this Agreement or the transactions contemplated hereby, other than the fees and expenses of counsel for Purchaser, has been contracted for by Purchaser.

                       (d)Legal   Compliance.   To  the   best  of   Purchaser's
                          knowledge and belief, Purchaser has conducted its business in accordance with all material law and regulations, is not in violation of any material law or material regulation applicable to Purchaser for the operation of its business, and is not in material default with respect to any of its obligations.

                       (e)Officers.  Each of the officers of Purchaser executing
                          this Agreement and all documents at Closing are and will be duly authorized and empowered to execute such documents on behalf of Purchaser.

                                   ARTICLE 3.
                            Covenants of the Parties

           Section 3.1 Best Efforts and Further Assurances. Between the date hereof and the Closing Date, Medbrook and Purchaser will use their best efforts to fulfill all conditions prerequisite to the obligation of the other party to consummate the transactions contemplated hereby and, after the Closing, take such action as may be reasonably requested by the other party to accomplish the intent set forth herein. Purchaser agrees to assist Medbrook in obtaining all necessary consents, including those required of any equipment lessors and landlords of office space, whether before or after the Closing Date, to effectively assign the Leases to Purchaser. The parties hereby agree that Purchaser shall be responsible for all of the Leases, and Purchaser shall defend, indemnify and hold Medbrook harmless from any such Leases regardless of whether the landlord or lessor consents to the assignment of any particular lease.

           Section 3.2 Correctness of Schedules. Many of the schedules attached to this Agreement have been prepared by Kim Palmer, part owner of Purchaser and chief operations officer of Medbrook. Purchaser is well aware of the Assets, the condition of the Assets, and the obligations of Medbrook. Purchaser hereby accepts the schedules as true and accurate and agrees not to contest the accuracy of the schedules or the condition of the Assets.

                                   ARTICLE 4.
                              Conditions Precedent

           Section 4.1 Conditions to the Obligation of Purchaser. The obligation of Purchaser to purchase the Assets shall be subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

                       (a)Representations  and Warranties.  The  representations
                          and warranties of Medbrook set forth in Section 2.1 hereof shall be true and correct in all respects on the Closing Date and Purchaser shall have received a certificate to such effect, executed by Medbrook and dated as of the Closing Date.

                       (b)Threatened  or  Pending  Proceedings.   No  proceeding
                          shall have been initiated or threatened by any governmental department or agency or any other person seeking to enjoin or otherwise restrain or obtain relief with respect to the consummation of the transactions contemplated hereby.

                       (c)Corporate  Action.  All corporate  action necessary to
                          authorize (i) the execution, delivery and performance by Medbrook of this Agreement and (ii) the consummation of the transactions contemplated hereby shall have been duly and validly taken by Medbrook.

           Section 4.2 Conditions to the Obligations of Medbrook. The obligation of Medbrook to sell the Assets shall be subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

                       (a)Representations  and Warranties.  The  representations
                          and warranties of Purchaser set forth in Section 2.2 hereof shall be true and correct in all respects on the Closing Date and Medbrook shall have received a certificate to such effect, executed by Purchaser and dated as of the Closing Date.

                       (b)Threatened  or  Pending  Proceedings.   No  proceeding
                          shall have been initiated or threatened by any governmental department or agency or any other person seeking to enjoin or otherwise restrain or obtain relief with respect to the consummation of the transactions contemplated hereby.

                       (c)Corporate  Action.  All corporate  action necessary to
                          authorize (i) the execution, delivery and performance by Purchaser of this Agreement and (ii) the consummation of the transactions contemplated hereby shall have been duly and validly taken by Purchaser.

                                   ARTICLE 5.
          Indemnification for Breach of Representations and Warranties

           Section 5.1 Survival of Certain Representations and Warranties.

                      (a)  All   representations   and  warranties  provided  by
                           Medbrook in this Agreement shall terminate one (1) year after the Closing Date.

           Section 5.2 Indemnification for Breach of Certain Representations and Warranties and Covenants.

                      (a) Purchaser hereby agrees to indemnify and hold Medbrook harmless from and against all liabilities, losses, claims, costs or damages (including reasonable attorney's fees) incurred by Medbrook resulting from or arising out of (i) any breach of any representations and warranties by Purchaser contained herein or in any certificate delivered pursuant hereto, including any certificate delivered on the Closing Date, (ii) any failure by Purchaser to perform any of its obligations contained herein, or (iii) any claim based upon facts and circumstances occurring after the Closing Date.

                      (b) Medbrook hereby agrees to indemnify and hold Purchaser harmless from and against all liabilities, losses, claims, costs or damages (including reasonable attorney's fees) incurred by Purchaser resulting from or arising out of (i) any breach of any representations and warranties by Purchaser contained herein or in any certificate delivered pursuant hereto, including any certificate delivered on the Closing Date, (ii) any claim arising from Medbrook's actions that occur prior to the Closing Date, excluding any liability arising from actions of
                          Purchaser or Purchaser's agents, officers, or employees, or (iii) any breach of Medbrook's obligations contained herein.

                      (c) In  addition to the above  indemnification  granted by
                          Medbrook, Medbrook shall defend and indemnify Purchaser and Kim Palmer from any claims or offsets brought by James W. Powell, M.D. ("Powell") which arise out of (i) the ownership of any Assets purchased by Purchaser herein, or (ii) any ongoing relationship or obligations owed by Medbrook to Powell after the Closing Date. The parties agree that the indemnification provision contained in this paragraph
                          5.2 (c) shall not apply to any actions taken personally by Kim Palmer prior to or after the Closing Date.

                      (d) Promptly  after a party's  (the  "Indemnified  Party")
                          receipt of notice from a third party of the commencement of any action or proceeding in respect of indemnification provision contained in this paragraph 5.2(d) shall not apply to any actions taken personally by Kim Palmer prior to or after the Closing Date.

                      (e) Promptly  after a party's  (the  "Indemnified  Party")
                          receipt of notice from a third party of the commencement of any action or proceeding in respect of which indemnification may be sought against the other party (the "Indemnitor") pursuant to this Section 5.2 (but in no event later than ten days prior to the time any response thereto is required), the Indemnified Party shall notify the Indemnitor of the commencement thereof and the Indemnitor shall assume the defense of such action (including the employment of counsel).
                          Thereafter, the Indemnitor shall have the right to conduct the defense of such action (including through appeal); provided, however, that the Indemnified Party shall have the right to participate in such defense at its own expense. If the Indemnitor fails to undertake such defense after notification (in accordance with the provisions above) from the Indemnified Party, the Indemnified Party may conduct such defense itself or settle any such claim without relieving the Indemnitor from any of its obligations to make indemnification payments under this Section 5.2.

                                   ARTICLE 6.
                             Condition of Equipment

           Section 6.1 As Is. Medbrook and Purchaser agree that all Assets to be purchased hereunder from Medbrook by Purchaser are being sold and purchased "AS IS," "WHERE IS" and "WITH ALL FAULTS" and Medbrook makes no warranty in respect of such Assets of any nature or description whatsoever other than as stated herein, including the warranty of merchantability or fitness for a particular purpose. Purchaser, through Kim Palmer, is aware of the condition of the Assets, the Leases, and all contracts, agreements, and other obligations of Medbrook with respect to the Clinics and Purchaser agrees to accept the Assets in their current condition without any recourse against Medbrook.

                                   ARTICLE 7.
                                    Employees

           Section 7.1 Employment of Personnel.

                      (a) Medbrook  hires a majority  of its  personnel  through
                          Paychex, a staff leasing company. Medbrook shall, as of the Effective Date, terminate its relationship with Paychex. Purchaser shall make its own arrangements with Paychex, or with any other entity, regarding retention of certain personnel and the terms of the continued employment of such personnel.

                      (b) Medbrook shall  terminate the employment of all of its direct employees (those persons working for Medbrook that are not employed through Paychex) as of the Effective Date. Purchaser shall, as of the Effective Date, hire all direct employees of Medbrook who work at the Clinics. Purchaser shall assume all obligations of Medbrook with respect to such employees and shall provide all employees with credit for their term of service with Medbrook. Purchaser shall assume full responsibility for severance pay to all employees of Medbrook who work at the Clinics. Provided, that Medbrook shall be responsible for the payment of wages and benefits (except severance pay which is hereby assumed by Purchaser) to its employees through the Effective Date.

                      (c) Purchaser  shall  immediately  notify  Medbrook of any claim or threatened claim against Medbrook by Paychex, by any employee, or by any third party. Purchaser agrees to cooperate fully and assist Medbrook in the defense of any such claim.

                      (d) Medbrook will pay when due all  withholding  and other taxes required to be paid on Medbrook's employees that arise or accrue prior to the Closing Date.

                                   Article 8.
                              License of Medbrook.

           Section 8.1 Background. Medbrook is in the health care business and provides health related services using the service mark "MEDBROOK."

           Section 8.2 Grant. To the extent that Medbrook has rights to the name "Medbrook" (the "Mark"), Medbrook hereby grants to Purchaser the non-exclusive right to use such Mark throughout Florida and Georgia, but only so long as the Mark is used by Purchaser only for the provision of professional services and in a manner consistent with the past use of the Mark by Medbrook. Medbrook hereby grants this license to Purchaser royalty free.

           Section 8.3 Transfer of goodwill. The right of Purchaser to use the Mark shall be conditioned upon the payment by Purchaser for the transfer of all of Medbrook's assets as stated above. Upon any default in payment of the purchase price described in Section 1.4 above, Purchaser's right to use the Mark shall immediately cease and terminate.

           Section 8.4 Representations. Medbrook makes no representations or warranties with respect to the Mark. Purchaser acknowledges that it is only receiving such rights to the Mark as are owned by Medbrook and that any such rights to the Mark may be terminated at anytime. Under no circumstances shall Medbrook be required to defend, support, or maintain any rights that it may have to the Mark.

           Section 8.5 Enforcement. Purchaser shall have a duty to notify Medbrook of any known and/or suspected infringement of the Mark rights occurring in Georgia or Florida. Purchaser shall have the exclusive right to bring any actions in Georgia or Florida in which the action is based upon an unauthorized use of the Mark. Upon written notice, Medbrook shall assist Purchaser with the enforcement of the Mark rights against such third parties only to the extent necessary to enable Purchaser to maintain its actions. Purchaser shall bear all costs and expenses for any actions taken and shall solely be entitled to any and all monetary awards and other relief. Notwithstanding anything to the contrary in this Agreement, Medbrook may, at its option, either solely or in conjunction with Purchaser, defend any action challenging the validity of the Mark.

                                   Article 9.
                                   Meadowbrook

           Section 9.1 Use of Name Meadowbrook. Purchaser acknowledges and agrees that it is not acquiring any right to the name "Meadowbrook" or to the Meadowbrook operations. Purchaser agrees that it will not at any time use the name Meadowbrook or make or allow any inference or statement that it is in any way affiliated with Meadowbrook.

                                   Article 10.
                           Non-Competition Provisions

           Section 10.1 Non-competition Provisions. Medbrook agrees, for a period of four (4) years after the Effective Date, that it, its parent corporation and any affiliates of its parent corporation, will not directly or indirectly, own, license, or acquire any interest whatsoever in any physical therapy or rehabilitation therapy business located in Florida or Georgia.

           Section 10.2 Reasonableness. Medbrook hereby acknowledge that the provisions of this Article 10 constitute essential inducements to Purchaser's entering into this Agreement and paying Medbrook the consideration stated herein, and that the provisions of this Article 10 are reasonable and necessary for the protection of Purchaser.

           Section 10.3 Remedies. In the event of a breach or a threatened breach of this Article 10 by Medbrook, Purchaser shall be entitled to such injunctive relief as may be available to restrain Medbrook from violating the provisions of this Article 10. Purchaser acknowledges that its sole remedy against Medbrook for a violation of this Article 10 shall be injunctive relief and that Medbrook shall not be responsible to Purchaser for any money damages.

           Section 10.4 Reasonable. If any aspect of the restrictive covenants contained in this Article 10 is deemed by a court of competent jurisdiction to be too broad as to time, area or restricted activity, then such defective aspect shall be reduced to such scope as is reasonable and enforceable, and the restrictive covenant as so modified shall be enforceable by injunction or any other legal or equitable remedy.

                                   ARTICLE 11.
                              Post Closing Matters

           Section 11.1 True-up Period. The parties acknowledge that (i) Medbrook has advanced certain funds to Purchaser as described in Schedule 11.1,
(ii) Medbrook may inadvertently pay certain obligations assumed by Purchaser pursuant to the terms of this Agreement, (iii) Purchaser may inadvertently pay certain obligations of Medbrook not assumed by Purchaser, and (iv) one party may receive a payment that is the property of the other. Therefore, every thirty
(30) days after the Effective Date (for a total period of ninety (90) days (the "True-up Period)) each party agrees to prepare and send to the other party a schedule of payments made and received which were the obligation or property of the other party. The party owing money to the other shall make payment in full within five (5) days after each party receives the schedule from the other party.

           Section 11.2 Additional Claims. After the True-up Period, with respect to items listed in Section ? neither party shall have any liability to the other unless the amount of such individual claim exceeds $500 and the aggregate of such individual claims in excess of $500 exceeds $10,000.

                                   ARTICLE 12.
                                  Miscellaneous

           Section 12.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Florida.

           Section 12.2 Waiver. The waiver of any covenant, condition or duty hereunder by either party shall not prevent that party from later insisting upon full performance of the same.

           Section 12.3 Amendment. No amendment to the terms of this Agreement shall be binding on either party unless in writing and executed by the duly authorized representatives of each party.

           Section 12.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties in connection with the subject matter hereof, and supersedes all prior agreements, whether written or oral, and whether explicit or implicit, which have been entered into before the execution hereof. Should any litigation or arbitration arise between the parties, neither party shall (and each party hereby waives the right to) introduce any parol evidence which would tend to contradict or impeach any of the express written terms, conditions and covenants of this Agreement.

           Section 12.5 Notice. Any notice or other communication required or which may be given hereunder shall be in writing and shall be personally delivered or sent by certified mail, return receipt, and shall be deemed given when so received (for personal delivery) or on the date on the return receipt, as follows:

                      (a)       If to Medbrook, to:

                                Medbrook Corporation
                                2200 Powell Street
                                Suite 800
                                Emeryville, CA  94608
                                Telecopier:  (510)  420-7008
                                Attn:  Chief Executive Officer

                      (b)       If to Purchaser, to:

                                Titan Healthcare, Inc.
                                800 Zeagler Drive, Suite 610
                                Palatka, FL  32177

           Section 12.6 Partial Invalidity. If any one or more of the terms, provisions, promises, covenants or conditions of this Agreement or the application thereof to any person or circumstance shall be adjudged to any extent invalid, unenforceable, void or voidable for any reasons whatsoever by a court of competent jurisdiction, each and all of the remaining terms, provisions, promises, covenants and conditions of this Agreement or their application to other persons or circumstances shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

           Section 12.7 Headings, Titles. The headings appearing herein are for convenience and reference only and shall not be deemed to govern, limit, modify or in any manner affect the scope, meaning or intent of the provisions of this Agreement.

           Section 12.8 Binding Effect. Subject to the provisions contained herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and upon their respective successors.

           Section 12.9 Enforcement. In the event either party resorts to legal action to enforce the terms of this Agreement, the prevailing party in such action shall be entitled to recover its cost from the non-prevailing party, including reasonable attorney's fees and costs.

           Section 12.10 Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, the Court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that the agents of all parties have participated in the preparation hereof.

           Section 12.11 Expenses. Each party hereto shall pay all expenses incurred by it in connection with the negotiation, execution and performance of this Agreement, whether or not the transactions contemplated herein are consummated, including the fees and expenses of the counsel and accountants of each.

           Section 12.12 Legal Counsel. The undersigned parties have had the opportunity to seek the advice and counsel of attorneys in connection with the matters referred to herein, and they have executed and delivered this Agreement and the agreements and documents required to be executed hereby, freely and knowingly after having received and duly considered the terms hereof, and any such advice and counsel of their attorneys. The parties acknowledge that Rogers, Towers, Bailey, Jones & Gay, P.A. ("Rogers, Towers") has represented each of the parties (or principals of each of the parties) in the past. Purchaser acknowledges that Rogers, Towers represents Medbrook in this transaction and has concerned itself solely with the interests of Medbrook in this transaction. Purchaser consents to such representation of Medbrook by Rogers, Towers and Purchaser has engaged its own counsel for purposes of this transaction.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                               MEDBROOK CORP.


                               By: /s/ James F. Murphy
                               Name: James F. Murphy
                               Title: Vice President and Chief Financial Officer

                                                  (Corporate Seal)

                               TITAN HEALTHCARE, INC.


                               By: /s/ Robert Silvera
                               Name: Robert Silvera
                               Title: President

                            ASSET PURCHASE AGREEMENT

           This Asset Purchase Agreement is made and entered into as of August 29, 1997, by and between MEDBROOK CORP., a Florida corporation ("Medbrook"), and REMLAP SERVICES, INC., ("Purchaser").

                                 P R E A M B L E

           Medbrook owns and operates several physical and rehabilitation therapy clinics in North Florida and South Georgia. In addition, Medbrook manages the practice of several physicians. Purchaser desires to purchase certain of Medbrook's assets upon the terms and conditions set forth below.

           ACCORDINGLY, the parties hereto agree as follows:

                                   ARTICLE 1.
                           Sale and Purchase of Assets

           Section 1.1 Sale of Assets by Medbrook. Subject to the terms and conditions of this Agreement, effective August 31, 1997 (the "Effective Date"), for the consideration set forth in Section 1.4 below, Medbrook shall sell, transfer, assign and convey to Purchaser, and Purchaser shall purchase from Medbrook, all of the assets (the "Assets") owned by Medbrook located in the State of Florida that is not specifically located at the following locations:
                              4570 San Juan Avenue
                              Jacksonville, Florida

                            Moultrie Physical Therapy
                               713 S. Main Street
                               Moultrie, GA 31768

                              Medbrook Rehab of PC
                             4 Office Park Drive #4
                            Palm Coast, Florida 32137

                            Medbrook Rehab of Ormond
                              1275 W. Granada Blvd.
                              Ormond Beach, Florida

                            Medbrook Rehab of Daytona
                           1480 International Speedway
                          Daytona Beach, Florida 32114

Such Assets shall specifically include all of the Assets owned by Medbrook at the following locations (the "Clinics"):
                                 Medbrook Rehab
                               220 State Road 312
                          St. Augustine, Florida 32086

                            BodyMax Physical Therapy
                             800 Zeagler Drive #510
                             Palatka, Florida 32177

                              BodyMax of Palm Coast
                                35 Old Kings Road
                            Palm Coast, Florida 32137

                                Southpark/Soliel
                               220 State Road 312
                          St. Augustine, Florida 32086

                            Beaches Physical Therapy
                              1043 A1A Beach Blvd.
                          St. Augustine, Florida 32086


           Such Assets purchased shall include the following:

                       (a)Equipment.   All   of  the   furniture,   furnishings,
                          computer hardware and software, and equipment owned by Medbrook at the Clinics, as more fully described on
                          Schedule 1.1(b) (the "Equipment").

                       (b)Leasehold  improvements.  All  Leasehold  improvements
                          owned by Medbrook at the Clinics, as more fully described on Schedule 1.1(c) (collectively, the "Leasehold Improvements").

                       (c)Accounts   Receivable   of   Clinics.   All   accounts
                          receivable of the Clinics outstanding on the date of Closing. A detailed listing of such accounts receivable (as of June 30, 1997) is described on
                          Schedule 1.1(d) (the "Accounts Receivable"). Medbrook hereby agrees to sell all accounts receivable notwithstanding the fact that Schedule 1.1(d) is only current through June 30, 1997.

                       (d) Name.  Use of the name  "Medbrook"  as  described  in
                           Article 8 below.

                       (e) Telephone  Numbers.  The telephone numbers of each of
                           the Clinics (the "Telephone Numbers").

                       (f)Contracts.   All  of  Medbrook's   right,   title  and
                          interest in and to contracts for services entered into by Medbrook, as more fully described in Exhibit 1.1(g) hereof (the "Contracts").

                       (g)Deposits.  All  deposits  owned  by  Medbrook  for any
                          equipment purchases, leases, or otherwise, except as otherwise specified herein.

                       (h)Patient Charts and Records.  All charts and records of
                          Medbrook's patients who were treated at the Clinics.

           Section 1.2 Excluded Assets. Purchaser shall purchase only the Assets listed above. Specifically excluded from the Assets, among other things, shall be the following:

                      (a) All cash and cash equivalents owned by Medbrook on the
                          Effective Date.

                      (b) All prepaid Assets, including insurance and rent.

                      (c) All  intangible  Assets  of  Medbrook,   except  those
                          intangible Assets specifically included in the Assets in paragraph 1.1 above.

                      (d) Medbrook's deposit with Paychex, a staff leasing company, in the amount of $15,000.

           Section 1.3 Liabilities. Purchaser shall not assume any liabilities of Medbrook or of the Clinics except for the following:

                       (a) Leases.    Purchaser   shall   assume   the   ongoing
                           obligations with respect the Leases including, but not limited to, office space, equipment, and computer maintenance, including any obligations to make monthly rent or lease payments, all as more specifically described in Exhibit 1.3(a) attached hereto.

                       (b) Contracts.   Purchaser   shall   assume  the  ongoing
                           obligations with respect the Contracts and shall fulfill all obligations and responsibilities under the Contracts.

                       (c) Accounts Payable. Purchaser shall assume all accounts
                           payable of Medbrook less than sixty (60) days old on the Closing Date. A detailed listing of such accounts payable (as of August 19, 1997) is described in
                           Schedule 1.3(c) attached hereto. Purchaser hereby agrees to assume all accounts payable of Medbrook less than sixty (60) days old, as of the Effective Date, notwithstanding the fact that Schedule 1.3(c) is only current through August 19, 1997. Medbrook hereby expressly assumes any accounts payable more than sixty (60) days old.

                       (d) Telephone  Numbers.  Purchaser  shall assume  ongoing
                           bills and obligations with respect to the Telephone Numbers, including any expenses associated with yellow page or other telephone book advertising that arise after the Effective Date.

                       (e) Payroll  Liabilities.   Purchaser  shall  assume  all
                           payroll liability of Medbrook from and after Closing, and shall assume all paid time off reserve of Medbrook.

                       (f) Closed  Clinics.  All  obligations  of Medbrook  with
                           respect to the BodyMax of Palm Coast Clinic located at 35 Old Kings Road, Palm Coast, Florida, including but not limited to, office rent, electricity, and water.

           All liabilities of Medbrook not specifically listed above shall remain the sole responsibility of Medbrook including, without limitation, any payments owed by Medbrook to the former owners of the Clinics.

           Section 1.4 Purchase Price.

                      (a) In  consideration  for  the  transfer  of  the  Assets described in Section 1.1 above, Purchaser shall pay to Medbrook Two Hundred Fifteen Thousand Dollars ($215,000.00) (the "Purchase Price").

                      (b) The Purchase  Price shall be evidenced by a promissory note payable as follows:

                                (i) Interest only shall accrue and be payable monthly on the last date of each month, beginning September 30, 1997, at the rate of ten percent (10%) per annum, simple interest.

                                (ii) The entire principal balance, plus any accrued interest, shall be due and payable in full on August 31, 1998.

                      (c) Payment  of Payment  of the  promissory  note shall be secured by a first security interest in all the assets of Purchaser, including any assets now existing or hereafter acquired and any proceeds therefrom. The individual owners of Purchaser shall provide personal guarantees to payment of the promissory note.

                      (d) Purchaser  shall  not  sell,   transfer  or  otherwise
                          dispose of any assets of the Purchaser until the promissory note is paid in full except in the ordinary course of business and for fair and adequate consideration unless approved in advance by Medbrook.

                      (e) Medbrook is financing the acquisition of the Assets by
                          Purchaser due to Kim Palmer's affiliation with and ownership of Purchaser. In the event that Kim Palmer either ceases being an owner of Purchaser or ceases controlling the operations of Purchaser, then Medbrook may accelerate all sums due under the promissory note and call all amounts due owing immediately.

           Section 1.5 Closing.

                      (a) The  sale  and  purchase  of the  Assets  contemplated
                          hereunder   shall  take   place  at  a  closing   (the
                          "Closing") to be held at the offices of Rogers, Towers, Bailey, Jones & Gay, P.A., 1301 Riverplace Boulevard, Suite 1500, Jacksonville, Florida on August 29, 1997, or on such date as soon as practicable after or concurrently with the satisfaction or waiver of the conditions set forth in Article 4 hereof (such date being herein referred to as the "Closing Date"). Notwithstanding anything herein to the contrary, the sale and purchase of the Assets shall be effective as of the Effective Date.

                      (b) At the Closing,  Medbrook  shall  deliver to Purchaser
                          (i) duly executed instruments of conveyance, assignment or transfer with respect to the Assets;
                          (ii) the  certificates  required by Section  4.1;  and
                          (iii) such other agreements, instruments, certificates or other documents as Purchaser may reasonably request.

                      (c) At the Closing,  Purchaser  shall  deliver to Medbrook
                          (i) the certificates required by Section 4.2, and (ii) such other agreements, instruments, certificates or other documents as Medbrook may reasonably request.

           Section 1.6 Tail Insurance. Medbrook shall purchase extended ("Tail") malpractice insurance coverage in an appropriate amount to cover Medbrook for malpractice claims asserted for services rendered at the Clinics by Medbrook during the term that Medbrook provided professional services at the Clinics.

                                   ARTICLE 2.
                         Representations and Warranties

           Section 2.1 Representations and Warranties of Medbrook. Medbrook represents and warrants to Purchaser, as of the execution hereof, as follows:

                       (a)Power  and  Authority  of  Medbrook.   Medbrook  is  a
                          corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Medbrook has all requisite power and authority to enter into this Agreement and perform its obligations as contained herein, and this Agreement constitutes the valid and legally binding obligation of Medbrook enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally.

                       (b)No  Conflicts.  The  execution  and  delivery  of this
                          Agreement by Medbrook and the consummation of the transactions contemplated hereby will not violate any provision of any law or violate any term or provision of any order, writ, judgment, injunction or decree of any court or any other governmental department or agency applicable to Medbrook, or conflict with or result in a breach of any of the terms, conditions, or provisions of the Articles of Incorporation, Bylaws or other organizational document of Medbrook, or any agreement to which Medbrook is a party.

                       (c)Title to  Equipment.  Medbrook  has  good,  valid  and
                          marketable title to the Equipment, free and clear of all mortgages, liens, pledges, security interests, and other encumbrances.

                       (d)Broker's Fees. No commission,  fee, or compensation of
                          any kind on account of any services rendered in connection with this Agreement or the transactions contemplated hereby, other than the fees and expenses of counsel for Medbrook, has been contracted for by Medbrook.

                       (e)Legal Compliance.  To the best of Medbrook's knowledge
                          and belief, Medbrook has conducted its business in accordance with all material law and regulations, is not in violation of any material law or material regulation applicable to Medbrook for the operation of its business, and is not in material default with respect to any of its obligations.

                       (f)Officers.  Each of the officers of Medbrook  executing
                          this Agreement and all documents at Closing are and will be duly authorized and empowered to execute such documents on behalf of Medbrook.

           Section 2.2 Representations and Warranties of Purchaser. Purchaser represents and warrants to Medbrook, as of the execution hereof, as follows:

                       (a)Power  and  Authority  of  Purchaser.  Purchaser  is a
                          corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Purchaser has all requisite power and authority to enter into this Agreement and perform its obligations as contained herein and this Agreement constitutes the valid and legally binding obligations of Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally.

                       (b)No  Conflicts.  The  execution  and  delivery  of this
                          Agreement by Purchaser and the consummation of the transactions contemplated hereby will not violate any provision of law or violate any term or provision of any order, writ, judgment, injunction or decree of any court or any other governmental department or agency applicable to Purchaser, or conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation, Bylaws or other organizational documents of Purchaser, or any agreement to which Purchaser is a party.

                       (c)Broker's Fees. No commission,  fee, or compensation of
                          any kind on account of any services rendered in connection with this Agreement or the transactions contemplated hereby, other than the fees and expenses of counsel for Purchaser, has been contracted for by Purchaser.

                       (d)Legal   Compliance.   To  the   best  of   Purchaser's
                          knowledge and belief, Purchaser has conducted its business in accordance with all material law and regulations, is not in violation of any material law or material regulation applicable to Purchaser for the operation of its business, and is not in material default with respect to any of its obligations.

                       (e)Officers.  Each of the officers of Purchaser executing
                          this Agreement and all documents at Closing are and will be duly authorized and empowered to execute such documents on behalf of Purchaser.

                                   ARTICLE 3.
                            Covenants of the Parties

           Section 3.1 Best Efforts and Further Assurances. Between the date hereof and the Closing Date, Medbrook and Purchaser will use their best efforts to fulfill all conditions prerequisite to the obligation of the other party to consummate the transactions contemplated hereby and, after the Closing, take such action as may be reasonably requested by the other party to accomplish the intent set forth herein. Purchaser agrees to assist Medbrook in obtaining all necessary consents, including those required of any equipment lessors and landlords of office space, whether before or after the Closing Date, to effectively assign the Leases to Purchaser. The parties hereby agree that Purchaser shall be responsible for all of the Leases, and Purchaser shall defend, indemnify and hold Medbrook harmless from any such Leases regardless of whether the landlord or lessor consents to the assignment of any particular lease.

           Section 3.2 Correctness of Schedules. Many of the schedules attached to this Agreement have been prepared by Kim Palmer, part owner of Purchaser and chief operations officer of Medbrook. Purchaser is well aware of the Assets, the condition of the Assets, and the obligations of Medbrook. Purchaser hereby accepts the schedules as true and accurate and agrees not to contest the accuracy of the schedules or the condition of the Assets.

                                   ARTICLE 4.
                              Conditions Precedent

           Section 4.1 Conditions to the Obligation of Purchaser. The obligation of Purchaser to purchase the Assets shall be subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

                       (a)Representations  and Warranties.  The  representations
                          and warranties of Medbrook set forth in Section 2.1 hereof shall be true and correct in all respects on the Closing Date and Purchaser shall have received a certificate to such effect, executed by Medbrook and dated as of the Closing Date.

                       (b)Threatened  or  Pending  Proceedings.   No  proceeding
                          shall have been initiated or threatened by any governmental department or agency or any other person seeking to enjoin or otherwise restrain or obtain relief with respect to the consummation of the transactions contemplated hereby.

                       (c)Corporate  Action.  All corporate  action necessary to
                          authorize (i) the execution, delivery and performance by Medbrook of this Agreement and (ii) the consummation of the transactions contemplated hereby shall have been duly and validly taken by Medbrook.

           Section 4.2 Conditions to the Obligations of Medbrook. The obligation of Medbrook to sell the Assets shall be subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

                       (a)Representations  and Warranties.  The  representations
                          and warranties of Purchaser set forth in Section 2.2 hereof shall be true and correct in all respects on the Closing Date and Medbrook shall have received a certificate to such effect, executed by Purchaser and dated as of the Closing Date.

                       (b)Threatened  or  Pending  Proceedings.   No  proceeding
                          shall have been initiated or threatened by any governmental department or agency or any other person seeking to enjoin or otherwise restrain or obtain relief with respect to the consummation of the transactions contemplated hereby.

                       (c)Corporate  Action.  All corporate  action necessary to
                          authorize (i) the execution, delivery and performance by Purchaser of this Agreement and (ii) the consummation of the transactions contemplated hereby shall have been duly and validly taken by Purchaser.

                                   ARTICLE 5.
          Indemnification for Breach of Representations and Warranties

           Section 5.1 Survival of Certain Representations and Warranties.

                      (a)  All   representations   and  warranties  provided  by
                           Medbrook in this Agreement shall terminate one (1) year after the Closing Date.

                      (b) All representations and warranties of Purchaser shall last for the longer period of: (i) two years after the Closing Date; or (ii) until the Purchase Price is paid in full.

           Section 5.2 Indemnification for Breach of Certain Representations and Warranties and Covenants.

                      (a) Purchaser hereby agrees to indemnify and hold Medbrook harmless from and against all liabilities, losses, claims, costs or damages (including reasonable attorney's fees) incurred by Medbrook resulting from or arising out of (i) any breach of any representations and warranties by Purchaser contained herein or in any certificate delivered pursuant hereto, including any certificate delivered on the Closing Date, (ii) any failure by Purchaser to perform any of its obligations contained herein, or (iii) any claim based upon facts and circumstances occurring after the Closing Date.

                      (b) Medbrook hereby agrees to indemnify and hold Purchaser harmless from and against all liabilities, losses, claims, costs or damages (including reasonable attorney's fees) incurred by Purchaser resulting from or arising out of (i) any breach of any representations and warranties by Purchaser contained herein or in any certificate delivered pursuant hereto, including any certificate delivered on the Closing Date, (ii) any claim arising from Medbrook's actions that occur prior to the Closing Date, excluding any liability arising from actions of
                          Purchaser or Purchaser's agents, officers, or employees, or (iii) any breach of Medbrook's obligations contained herein.

                      (c) In  addition to the above  indemnification  granted by
                          Medbrook, Medbrook shall defend and indemnify Purchaser and Kim Palmer from any claims or offsets brought by James W. Powell, M.D. ("Powell") which arise out of (i) the ownership of any Assets purchased by Purchaser herein, or (ii) any ongoing relationship or obligations owed by Medbrook to Powell after the Closing Date. The parties agree that the indemnification provision contained in this paragraph shall not apply to any actions taken personally by Kim Palmer prior to or after the Closing Date.

                      (d) Promptly  after a party's  (the  "Indemnified  Party")
                          receipt of notice from a third party of the commencement of any action or proceeding in respect of which indemnification may be sought against the other party (the "Indemnitor") pursuant to this Section 5.2 (but in no event later than ten days prior to the time any response thereto is required), the Indemnified Party shall notify the Indemnitor of the commencement thereof and the Indemnitor shall assume the defense of such action (including the employment of counsel).
                          Thereafter, the Indemnitor shall have the right to conduct the defense of such action (including through appeal); provided, however, that the Indemnified Party shall have the right to participate in such defense at its own expense. If the Indemnitor fails to undertake such defense after notification (in accordance with the provisions above) from the Indemnified Party, the Indemnified Party may conduct such defense itself or settle any such claim without relieving the Indemnitor from any of its obligations to make indemnification payments under this Section 5.2.

                                   ARTICLE 6.
                             Condition of Equipment

           Section 6.1 As Is. Medbrook and Purchaser agree that all Assets to be purchased hereunder from Medbrook by Purchaser are being sold and purchased "AS IS," "WHERE IS" and "WITH ALL FAULTS" and Medbrook makes no warranty in respect of such Assets of any nature or description whatsoever other than as stated herein, including the warranty of merchantability or fitness for a particular purpose. Purchaser, through Kim Palmer, is aware of the condition of the Assets, the Leases, and all contracts, agreements, and other obligations of Medbrook with respect to the Clinics and Purchaser agrees to accept the Assets in their current condition without any recourse against Medbrook.

                                   ARTICLE 7.
                                    Employees

           Section 7.1 Employment of Personnel.

                      (a) Medbrook  hires a majority  of its  personnel  through
                          Paychex, a staff leasing company. Medbrook shall, as of the Effective Date, terminate its relationship with Paychex. Purchaser shall make its own arrangements with Paychex, or with any other entity, regarding retention of certain personnel and the terms of the continued employment of such personnel.

                      (b) Medbrook shall  terminate the employment of all of its direct employees (those persons working for Medbrook that are not employed through Paychex) as of the Effective Date. Purchaser shall, as of the Effective Date, hire all direct employees of Medbrook who work at the Clinics. Purchaser shall assume all obligations of Medbrook with respect to such employees and shall provide all employees with credit for their term of service with Medbrook. Purchaser shall assume full responsibility for severance pay to all employees of Medbrook who work at the Clinics. Provided, that Medbrook shall be responsible for the payment of wages and benefits (except severance pay which is hereby assumed by Purchaser) to its employees through the Effective Date.

                      (c) Purchaser  shall  immediately  notify  Medbrook of any claim or threatened claim against Medbrook by Paychex, by any employee, or by any third party. Purchaser agrees to cooperate fully and assist Medbrook in the defense of any such claim.

                      (d) Medbrook will pay when due all  withholding  and other taxes required to be paid on Medbrook's employees that arise or accrue prior to the Closing Date.

                                   Article 8.
                              License of Medbrook.

           Section 8.1 Background. Medbrook is in the health care business and provides health related services using the service mark "MEDBROOK."

           Section 8.2 Grant. To the extent that Medbrook has rights to the name "Medbrook" (the "Mark"), Medbrook hereby grants to Purchaser the non-exclusive right to use such Mark throughout Florida and Georgia, but only so long as the Mark is used by Purchaser only for the provision of professional services and in a manner consistent with the past use of the Mark by Medbrook. Medbrook hereby grants this license to Purchaser royalty free.

           Section 8.3 Transfer of goodwill. The right of Purchaser to use the Mark shall be conditioned upon the payment by Purchaser for the transfer of all of Medbrook's assets as stated above. Upon any default in payment of the purchase price described in Section 1.4 above, Purchaser's right to use the Mark shall immediately cease and terminate.

           Section 8.4 Representations. Medbrook makes no representations or warranties with respect to the Mark. Purchaser acknowledges that it is only receiving such rights to the Mark as are owned by Medbrook and that any such rights to the Mark may be terminated at anytime. Under no circumstances shall Medbrook be required to defend, support, or maintain any rights that it may have to the Mark.

           Section 8.5 Enforcement. Purchaser shall have a duty to notify Medbrook of any known and/or suspected infringement of the Mark rights occurring in Georgia or Florida. Purchaser shall have the exclusive right to bring any actions in Georgia or Florida in which the action is based upon an unauthorized use of the Mark. Upon written notice, Medbrook shall assist Purchaser with the enforcement of the Mark rights against such third parties only to the extent necessary to enable Purchaser to maintain its actions. Purchaser shall bear all costs and expenses for any actions taken and shall solely be entitled to any and all monetary awards and other relief. Notwithstanding anything to the contrary in this Agreement, Medbrook may, at its option, either solely or in conjunction with Purchaser, defend any action challenging the validity of the Mark.

                                   Article 9.
                                   Meadowbrook

           Section 9.1 Use of Name Meadowbrook. Purchaser acknowledges and agrees that it is not acquiring any right to the name "Meadowbrook" or to the Meadowbrook operations. Purchaser agrees that it will not at any time use the name Meadowbrook or make or allow any inference or statement that it is in any way affiliated with Meadowbrook.

                                   Article 10.
                           Non-Competition Provisions

           Section 10.1 Non-competition Provisions. Medbrook agrees, for a period of four (4) years after the Effective Date, that it, its parent corporation and any affiliates of its parent corporation, will not directly or indirectly, own, license, or acquire any interest whatsoever in any physical therapy or rehabilitation therapy business located in Florida or Georgia.

           Section 10.2 Reasonableness. Medbrook hereby acknowledge that the provisions of this Article 10 constitute essential inducements to Purchaser's entering into this Agreement and paying Medbrook the consideration stated herein, and that the provisions of this Article 10 are reasonable and necessary for the protection of Purchaser.

           Section 10.3 Remedies. In the event of a breach or a threatened breach of this Article 10 by Medbrook, Purchaser shall be entitled to such injunctive relief as may be available to restrain Medbrook from violating the provisions of this Article 10. Purchaser acknowledges that its sole remedy against Medbrook for a violation of this Article 10 shall be injunctive relief and that Medbrook shall not be responsible to Purchaser for any money damages.

           Section 10.4 Reasonable. If any aspect of the restrictive covenants contained in this Article 10 is deemed by a court of competent jurisdiction to be too broad as to time, area or restricted activity, then such defective aspect shall be reduced to such scope as is reasonable and enforceable, and the restrictive covenant as so modified shall be enforceable by injunction or any other legal or equitable remedy.

                                   ARTICLE 11.
                              Post Closing Matters

           Section 11.1 True-up Period. The parties acknowledge that (i) Medbrook has advanced certain funds to Purchaser as described in Schedule 11.1,
(ii) Medbrook may inadvertently pay certain obligations assumed by Purchaser pursuant to the terms of this Agreement, (iii) Purchaser may inadvertently pay certain obligations of Medbrook not assumed by Purchaser, and (iv) one party may receive a payment that is the property of the other. Therefore, every thirty
(30) days after the Effective Date (for a total period of ninety (90) days (the "True-up Period)) each party agrees to prepare and send to the other party a schedule of payments made and received which were the obligation or property of the other party. The party owing money to the other shall make payment in full within five (5) days after each party receives the schedule from the other party.

           Section 11.2 Additional Claims. After the True-up Period, with respect to items listed in Section neither party shall have any liability to the other unless the amount of such individual claim exceeds $500 and the aggregate of such individual claims in excess of $500 exceeds $10,000.

                                   ARTICLE 12.
                                  Miscellaneous

           Section 12.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Florida.

           Section 12.2 Waiver. The waiver of any covenant, condition or duty hereunder by either party shall not prevent that party from later insisting upon full performance of the same.

           Section 12.3 Amendment. No amendment to the terms of this Agreement shall be binding on either party unless in writing and executed by the duly authorized representatives of each party.

           Section 12.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties in connection with the subject matter hereof, and supersedes all prior agreements, whether written or oral, and whether explicit or implicit, which have been entered into before the execution hereof. Should any litigation or arbitration arise between the parties, neither party shall (and each party hereby waives the right to) introduce any parol evidence which would tend to contradict or impeach any of the express written terms, conditions and covenants of this Agreement.

           Section 12.5 Notice. Any notice or other communication required or which may be given hereunder shall be in writing and shall be personally delivered or sent by certified mail, return receipt, and shall be deemed given when so received (for personal delivery) or on the date on the return receipt, as follows:

                      (a)       If to Medbrook, to:

                                Medbrook Corporation
                                2200 Powell Street
                                Suite 800
                                Emeryville, CA  94608
                                Telecopier:  (510)  420-7008
                                Attn:  Chief Executive Officer

                      (b)       If to Purchaser, to:

                                Remlap Services, Inc.
                                220 State Road 312
                                St. Augustine, FL  32086
                                Attn:  Kim Palmer

           Section 12.6 Partial Invalidity. If any one or more of the terms, provisions, promises, covenants or conditions of this Agreement or the application thereof to any person or circumstance shall be adjudged to any extent invalid, unenforceable, void or voidable for any reasons whatsoever by a court of competent jurisdiction, each and all of the remaining terms, provisions, promises, covenants and conditions of this Agreement or their application to other persons or circumstances shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

           Section 12.7 Headings, Titles. The headings appearing herein are for convenience and reference only and shall not be deemed to govern, limit, modify or in any manner affect the scope, meaning or intent of the provisions of this Agreement.

           Section 12.8 Binding Effect. Subject to the provisions contained herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and upon their respective successors.

           Section 12.9 Enforcement. In the event either party resorts to legal action to enforce the terms of this Agreement, the prevailing party in such action shall be entitled to recover its cost from the non-prevailing party, including reasonable attorney's fees and costs.

           Section 12.10 Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, the Court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that the agents of all parties have participated in the preparation hereof.

           Section 12.11 Expenses. Each party hereto shall pay all expenses incurred by it in connection with the negotiation, execution and performance of this Agreement, whether or not the transactions contemplated herein are consummated, including the fees and expenses of the counsel and accountants of each.

           Section 12.12 Legal Counsel. The undersigned parties have had the opportunity to seek the advice and counsel of attorneys in connection with the matters referred to herein, and they have executed and delivered this Agreement and the agreements and documents required to be executed hereby, freely and knowingly after having received and duly considered the terms hereof, and any such advice and counsel of their attorneys. The parties acknowledge that Rogers, Towers, Bailey, Jones & Gay, P.A. ("Rogers, Towers") has represented each of the parties (or principals of each of the parties) in the past. Purchaser acknowledges that Rogers, Towers represents Medbrook in this transaction and has concerned itself solely with the interests of Medbrook in this transaction. Purchaser consents to such representation of Medbrook by Rogers, Towers and Purchaser has engaged its own counsel for purposes of this transaction.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MEDBROOK CORP.                                             REMLAP SERVICES, INC.

By: /s/James F. Murphy                                        By: /s/ Kim Palmer
Name: James F. Murphy                                         Name: Kim Palmer
Title: Vice President and                                     Title: President
       Chief Financial Officer
(Corporate Seal)                                              (Corporate Seal)